UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
HireRight Holdings Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The following communication was shared with the employees of HireRight Holdings Corporation on June 6, 2024:
Treatment of HireRight Equity Awards in Connection with the Proposed Take-Private Transaction
As you may know, HireRight Holdings Corporation (“HireRight”) has recently announced an agreement with its private equity investors to take HireRight private. This is planned to occur pursuant to a transaction in which HireRight will be acquired by Hearts Parent, LLC (“Parent”) and Hearts Merger Sub, Inc. (the “Merger Sub”) in a merger (the “Merger,” and such agreement, the “Merger Agreement”). The “Questions and Answers” below describe the treatment of HireRight stock, stock options and restricted stock units if the proposed acquisition closes. The following is a general summary of certain matters relevant to the treatment of a HireRight employee’s equity awards in connection with the Merger, including certain United States federal tax consequences to an employee who is a citizen or individual resident of the United States. The consummation of the transaction contemplated by the Merger Agreement shall be referred to herein as the “Closing.”
THIS SUMMARY IS NOT LEGAL ADVICE. THE FOLLOWING DISCUSSION AND THE SPECIFIC QUESTIONS AND ANSWERS THAT FOLLOW ARE BEING PROVIDED FOR GENERAL INFORMATION ONLY AND ARE BASED UPON PRESENT LAW. TAX LAWS ARE COMPLEX AND SUBJECT TO CHANGE AND MAY VARY DEPENDING ON YOUR INDIVIDUAL CIRCUMSTANCES AND FROM LOCALITY TO LOCALITY. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE EFFECT OF THE ALTERNATIVE MINIMUM TAX AND APPLICABLE STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS, WHICH ARE NOT DISCUSSED.
QUESTIONS AND ANSWERS
Q.1:	Who will own HireRight after the Merger?

HireRight will become a wholly owned subsidiary of Parent, which is a direct, wholly owned subsidiary of Hearts Holdco, LLC, an affiliate of investment funds managed by General Atlantic, L.P. and Stone Point Capital LLC, HireRight’s two largest stockholders.

Q.2:	What will happen in the Merger to any HireRight stock I own?

Each share of HireRight common stock you own immediately prior to the Closing will be exchanged for $14.35 in cash, without interest. This includes shares you have purchased (including under the Employee Stock Purchase Plan or otherwise), shares issued to you upon vesting of restricted stock units (RSUs) previously issued to you and shares you received upon the exercise of an option to purchase shares of HireRight common stock (an “Option”).

Q.3:	What will happen in the Merger to my HireRight options?
At the Closing:
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Each Option that was issued to you before HireRight’s IPO under the HireRight GIS Group Holdings LLC Equity Incentive Plan, whether vested or unvested, will continue as an option to purchase the same number of shares of common stock of HireRight (or an affiliate thereof) at the same per-share exercise price and subject to the same terms and conditions as the applicable Option (including vesting conditions if applicable and subject to equitable adjustments in case of certain changes in capitalization as provided in the terms of your Options).

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Each vested Option granted upon or after HireRight’s IPO under the HireRight Holdings Corporation 2021 Omnibus Incentive Plan (the “2021 Equity Plan”) will be canceled and you will be eligible to receive a lump-sum cash payment equal to the product of (A) the excess, if any, of (1) $14.35 over (2) the per-share exercise price of your Option, multiplied by (B) the total number of shares of HireRight common stock underlying your Option; provided that if the per-share exercise price of your Option equals or exceeds $14.35, your Option will be forfeited and cancelled for no consideration.

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Each unvested Option granted under the 2021 Equity Plan will be canceled and you will be eligible to receive an amount (without interest) in cash equal to the product of (A) the excess, if any, of (1) $14.35 over (2) the per-share exercise price of your Option, multiplied by (B) the total number of shares of HireRight common stock underlying your Option, and such cash-based award will be subject to the same vesting conditions as the Option; provided that if the per-share exercise price of your Option equals or exceeds $14.35, your Option will be forfeited and cancelled for no consideration.

Q.4:	What will happen in the Merger to HireRight restricted stock units that are subject to service-based vesting conditions (“RSUs”)?

At the Closing, your unvested RSUs will be converted into the right to receive an amount (without interest) in cash equal to the product of (A) the total number of shares of HireRight common stock subject to your RSU award multiplied by (B) $14.35, and such cash-based award will be subject to the same vesting conditions as your RSU award. To the extent any of your RSUs have vested but are not yet settled as of the Closing, your RSUs will be treated as if you held shares of HireRight common stock at the Closing.

Q.5:	What will happen in the Merger to HireRight restricted stock units that are subject to one or more performance-based vesting conditions (“PRSUs”)?

PRSUs that are subject to a total stockholder return performance metric will be forfeited for no consideration because the total stockholder return requirement was not met. The treatment of any other PRSUs you hold will be separately communicated to you.

Q.6:	How will I receive payment relating to any HireRight common stock I own, or HireRight equity awards?

For payments related to shares of HireRight common stock, no later than 3 business days after the Closing, you will receive a letter from a bank or trust company providing instructions explaining how to effectuate the surrender of your shares of HireRight common stock in exchange for the $14.35 per-share merger consideration described above. You will receive payment for your shares after submitting the appropriate documentation to the bank or trust company following the Closing. Note that it may take additional time to receive payment for any shares held through a broker, which may require additional paperwork.

Payments related to vested Options will be made as soon as practicable through the payroll process, but no later than the second regularly scheduled payroll date after the Closing.
Q.7:	What will happen to the Employee Stock Purchase Plan (the “ESPP”) and shares I purchased under the ESPP?

The final purchase period under the ESPP began November 20, 2023, and ended on May 19, 2024. Your ESPP contributions for that purchase period were applied to purchase shares under the ESPP at $11.2625 per share (which is 85% of the closing price ($13.25) of a share of HireRight common stock on the first day of the purchase period (i.e. November 20, 2023)). On or shortly following the Closing, which is currently expected to occur in late June 2024, all HireRight common stock acquired through the ESPP will be treated as described in Q&A-2 and 6 above and converted at the Closing into $14.35 per share. There will be no ESPP after the Closing.

Q.8:	How will the cash that I receive for the shares of HireRight common stock that I own be taxed? (For U.S. taxpayers)
Your tax consequences will depend in part on whether you acquired your shares of HireRight common stock through the ESPP or otherwise.
HireRight common stock acquired through the ESPP
If you acquired HireRight common stock through the ESPP, you will generally recognize ordinary income and capital gain or loss at the Closing.

The amount of ordinary income you will recognize will depend on whether you have met the “holding period requirement” and the “employment requirement” with respect to the applicable shares.
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For any shares with respect to which you have met the holding period requirement and the employment requirement, you will generally recognize ordinary income equal to the excess of (A) the lesser of the fair market value of the shares at the time you received the purchase right and the fair market value of the shares at the Closing, over (B) the amount you paid for the shares under the ESPP.

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For any shares with respect to which you have not met either the holding period requirement or the employment requirement, you will generally recognize ordinary income equal to the excess of the fair market value of the shares at the time you received the shares over the amount you paid for the shares under the ESPP.

You will be considered to have met the holding period requirement with respect to any shares if (i) you received the purchase right for those shares at least two years before the Closing and (ii) you received the shares at least one year before the Closing. You will be considered to have met the employment requirement if you were an employee of HireRight (or certain specified affiliates) continuously from the time you received the applicable purchase right until three months before you received the applicable shares.

You will generally also recognize an amount of capital gain or loss (which may be long-term or short-term, depending on whether you have held the shares for more than one year at the time of the Closing) equal to the difference between $14.35 and the sum of (x) the amount of ordinary income you recognize at the Closing and (y) the amount you paid for the shares (i.e., the amount paid under the ESPP per share at the time of such purchase).

HireRight common stock not acquired through the ESPP

If you did not acquire HireRight common stock through the ESPP, for U.S. federal income tax purposes, you will generally recognize a capital gain or loss (which may be long-term or short-term, depending on whether you have held the shares for more than one year at the time of the Closing) equal to the difference between $14.35 and your tax basis in the shares. Your tax basis in any shares you hold will generally depend on how you acquired those shares:

•	If you hold shares you purchased for cash (other than pursuant to the ESPP), your tax basis will generally be the amount you paid for the shares.
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If you hold shares you acquired by exercising Options, your tax basis in those shares will generally be equal to the amount you paid for the shares (i.e., the exercise price) plus the ordinary income you recognized upon exercise of the Option (i.e., the Option’s “spread” value at the time of exercise).

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If you hold shares you acquired upon the vesting of PRSUs or RSUs, you likely already recognized ordinary income at the time the shares vested based on the value of the shares at that time. In that case, your tax basis will generally be equal to the amount of ordinary income you recognized. The holding period for those shares for purposes of determining long-term capital gains generally begins on the vesting date of the shares.

Q.9:	How will my RSUs be taxed? Will the amount I receive (i.e., $14.35 per share) be taxed as ordinary income, short-term capital gain or in some other manner? (For U.S. taxpayers)

If you hold unvested RSUs at the time of the Closing, your RSUs will be converted into a cash award, which will remain subject to vesting conditions and will not be taxed until such vesting conditions have been satisfied. The amount that you receive upon vesting will be taxed as ordinary income and will be paid to you less applicable tax withholding. The income and the taxes withheld will be reported on your Form W-2 for the year in which vesting occurs.

Q.10:	What happens if I exercise my Options prior to the Closing? (For U.S. taxpayers)

If you exercise your Options prior to the Closing, you will receive ordinary income equal to the “spread” value (that is, the difference between the stock price at the time of exercise and your exercise price), subject to applicable tax withholding. If you then hold the shares you receive until the Closing, the difference between $14.35 and the stock price at the time you exercised will generally be taxed as a short-term capital gain (assuming you exercised within one year before the Closing).

Cautionary Note Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the United States Private Securities Litigation Reform Act of 1995 regarding the transactions contemplated by the Merger Agreement (the “Transaction”), including the satisfaction of conditions to, and expected time period to consummate, the Transaction, the handling and taxation of employee equity awards in the Transaction, and benefits to the holders of such awards. All such forward-looking statements by their nature address matters that are uncertain and are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of HireRight, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that HireRight’s stockholders may not approve the Transaction; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; and the risk of litigation relating to the Transaction that has been, and additional claims that could be, instituted against HireRight or its directors and/or officers. All such factors are difficult to predict and are beyond our control, including those detailed in HireRight’s annual reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K that are available on HireRight’s website at https://www.hireright.com and on the website of the Securities Exchange Commission (the “SEC”) at http://www.sec.gov. HireRight’s forward-looking statements are based on assumptions that HireRight’s believes to be reasonable but that may not prove to be accurate. Other factors not discussed in this communication could also have material adverse effects on forward-looking statements. HireRight does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date they are made.
Additional Information and Where to Find It
In connection with the Transaction, HireRight has filed with the SEC a definitive proxy statement (the “Definitive Proxy Statement”) that has been sent to the stockholders of HireRight seeking their approval of the Transaction and other related matters. HireRight and its affiliates have jointly filed a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). HireRight may also file other documents with the SEC regarding the Transaction. This communication is not a substitute for the Definitive Proxy Statement, the Schedule 13E-3 or any other document which HireRight may file with the SEC.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE SCHEDULE 13E-3, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE THEREIN AND ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING HIRERIGHT, THE TRANSACTION AND RELATED MATTERS.
Investors and security holders may obtain free copies of these documents, including the Definitive Proxy Statement, the Schedule 13E-3, and other documents filed with the SEC by HireRight through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by HireRight will be made available free of charge by accessing HireRight’s website at https://www.hireright.com or by contacting HireRight by submitting a message at investor.relations@hireright.com.
Participants in the Solicitation
HireRight and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of HireRight in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of HireRight and other persons who may be deemed to be participants in the solicitation of stockholders of HireRight in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, are included in the sections entitled “Special Factors – Interests of Executive Officers and Directors of HireRight in the Merger,” “Other Important Information Regarding HireRight – Directors and Executive Officers of HireRight,” and “Other Important Information Regarding HireRight – Security Ownership of Certain Beneficial Owners and Management” included in the Definitive Proxy Statement related to the Transaction, as filed with the SEC on May 17, 2024 (and which is available free of charge from the SEC’s website at

https://www.sec.gov/Archives/edgar/data/1859285/000114036124026597/ny20023448x9_defm14a.htm).
Information about the directors and executive officers of HireRight, their ownership of HireRight common stock, and HireRight’s transactions with related persons is set forth in the section entitled “Certain Relationships and Related Transactions, and Director Independence” included in HireRight’s annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 12, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/1859285/000185928524000011/hrt-20231231.htm), and in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Certain Relationships and Related Transactions, and Director Independence” included in HireRight’s annual report on Form 10-K/A for the fiscal year ended December 31, 2023, which was filed with the SEC on April 17, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/1859285/000114036124020134/ef20026829_10ka.htm).